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                                                                EXHIBIT 23.2



                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our audit report dated January 15, 1997, with respect to the consolidated financial statements of Republic National Bancorp, Inc. and subsidiaries incorporated by reference in the Registration Statement (Form S-4) (filed on or about October 17, 1997) and related Prospectus of Community First Bankshares, Inc. (the "Company") with respect to the registration of up to 368,500 shares of common stock of the Company.

McGLADREY & PULLEN, LLP


Phoenix, Arizona
October 17, 1997